                                                                   EXHIBIT 10.15

          FIFTH AMENDED AND RESTATED CREDIT AGREEMENT, dated as of the 12th day of February, 2003, by and between ARK RESTAURANTS CORP., a New York corporation (the "Company") and BANK LEUMI USA, a New York banking corporation (the "Bank").

          A. Pursuant to a Revolving Credit Loan Agreement between the Bank and the Company dated as of March 3, 1989, as amended by Agreement dated August 3, 1989, the Bank made available to the Company a revolving credit facility, a standby letter of credit facility, and other financial accommodations (collectively, the "Initial Facility").

          B. On or about December 30, 1992, the Bank and the Company entered into an Amended and Restated Credit Agreement, dated as of said date (the "Restated Agreement"), wherein and whereby the Bank and the Company, among other things, renewed and increased the Initial Facility. The Restated Agreement was amended by an Agreement dated August 10, 1994.

          C. On or about March 5, 1996, the Bank and the Company entered into a Second Amended and Restated Credit Agreement, dated as of said date (the "Second Restated Agreement") wherein and whereby the Bank and the Company, among other things (i) renewed, increased and made amendments to the Initial Facility, and
(ii) the Bank provided the Company with a second loan facility and a second letter of credit facility. The Second Restated Agreement was amended by Agreements dated as of March 31, 1996, and as of December 24, 1996.

          D. On or about May 28, 1998, the Bank and the Company entered into a Third Amended and Restated Credit Agreement, dated said date (the "Third Restated Agreement") wherein and whereby the Bank and the Company, among other things, renewed and extended and made amendments to the loan facilities. The Third Restated Agreement was amended by Agreements, dated as of April 27, 1999, November 10, 1999 and December 13, 1999.

          E. On or about December 27, 1999, the Bank and the Company entered into a Fourth Amended and Restated Credit Agreement, dated said date, wherein and whereby the Bank and the Company renewed, extended and made amendments to the loan facilities and, among other things, provided that on the Conversion Date (as therein defined) the revolving loans then outstanding would convert into a Term Loan. The Fourth Amended and Restated Credit Agreement was amended by Agreements, dated as of August 21, 2000, as of November 21, 2000, November 1, 2001, December 20, 2001, April 23, 2002, and as of January 22, 2002 (as so amended, the "Fourth Restated Agreement").

          F. The Bank and the Company have agreed (i) that the outstanding principal amount of the extant Term Loan will be converted into a Revolving Loan and that a revolving loan facility will be made available to the Borrower, (ii) that the Letter of Credit facilities made available to the Company will be renewed, and (iii) to certain other modifications of the existing arrangements. The Bank and the Company have agreed to reflect these changes in this Fifth Amended and Restated Credit Agreement.

          NOW, THEREFORE, IT IS AGREED:

          1. DEFINITIONS

          Unless the context otherwise requires, for all purposes of this Agreement and of the other Loan Documents (as hereinafter defined), all capitalized terms used in this Agreement and in the other Loan Documents without definition shall have the respective meanings provided therefor or referred to below:

               1.1 The term "Affiliate" means with reference to any Person, any director, officer or employee of such Person, any Person in which such Person has a direct or indirect controlling interest or by which


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

such person is directly or indirectly controlled or which is under direct or indirect common control with such Person. For purposes of this definition, "control" (including, with correlative meanings, the terms "controlled by" and "under common control with") when used with respect to any specified Person shall mean the power to direct or cause the direction of the actions, management or policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise, and whether or not such power is actually exercised.

               1.2 The term "Agreement" means this Fifth Amended and Restated Credit Agreement, including all of the Schedules and Exhibits hereto, as the same may be amended or otherwise modified from time to time, and the terms "herein", "hereof", "hereunder" and like terms shall be taken as referring to this Agreement in its entirety and shall not be limited to any particular section or provision hereof.

               1.3 The term "Bank Debt" means and includes all (i) Consolidated Indebtedness for money borrowed, unless it meets the definition of Purchase Money Indebtedness (ii) the amount of any letters of credit outstanding for the account of the Company or any Subsidiary and (iii) the aggregate amount of all equipment leases entered into by the Company or any Subsidiary where the rental payments would be required to be capitalized under generally accepted accounting principles, unless such lease meets the definition of Purchase Money Indebtedness.

               1.4 The term "Capital Expenditures" means assets purchased for use in a Restaurant Related Business (other than assets purchased on a non-recourse Purchase Money Indebtedness basis), including Indebtedness to the Company of any newly organized Subsidiary (or any such Indebtedness guaranteed by the Company) in connection with the development or acquisition of a Restaurant Related Business.

               1.5 The term "Capitalized Leases" means all capitalized leases made by the Borrower or any Subsidiary as lessee.

               1.6 The term "Commitment" means (i) $17,0000,000 through June 29, 2003, (ii) $11,500,000 during the period June 30, 2003 through September 29, 2003, and (iii) $8,500,000 from September 30, 2003 until the Maturity Date.

               1.7 The term "Company's Collateral" means all of the issued and outstanding shares of capital stock of each of the Subsidiaries, other than shares of stock issued by one Subsidiary to another Subsidiary, and the "security", as such term is defined in paragraph 3 of the Company's Security Agreement, and each of the notes pledged to the Bank pursuant to Section 2.4.3.

               1.8 The term "Consolidated Debt Service" means interest expense and required amortization cost for the applicable period on all of the Company's Consolidated Indebtedness.

               1.9 The term "Consolidated Indebtedness" means the aggregate consolidated Indebtedness of the Company and its consolidated Subsidiaries. It is understood that in the calculation of Consolidated Indebtedness, if one or more Letters of Credit, Guarantees or similar obligations relate to the same underlying liability, only the amount of the underlying liability will be included in Consolidated Indebtedness.

               1.10 The term "Consolidated Operating Cash Flow" means consolidated after-tax earnings of the Company computed in accordance with generally accepted accounting principles for the period of calculation, plus depreciation and interest expense for such period on all Consolidated Indebtedness.

               1.11 The term "Consolidated Net Worth" shall mean the excess of total assets over total liabilities of the Company and its consolidated Subsidiaries total assets and total liabilities each to be determined as to both classification of items and amounts in accordance with generally accepted accounting principles, and consistent with the standards applied in the financial statements referred to in Section 4.9; provided there shall be excluded from total assets (i) cash set apart and held in a sinking or other analogous fund established for the purposes of redemption or other retirement of capital stock, (ii) any revaluation or other write-up in book value of


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

assets subsequent to the date hereof, and (iii) amounts owed to the Company or any Subsidiary from any of the officers, directors or employees thereof or any of their Affiliates in excess of $300,000 at any one time outstanding.

               1.12 The term "Consolidated Trade Indebtedness" means Current Liabilities of the Company and its consolidated Subsidiaries for trade or other obligations, not outstanding more than sixty (60) days, incurred in the ordinary course of their respective businesses and not as a result of money borrowed.

               1.13 The term "Current Assets", with respect to any entity, means as of the date of determination thereof, (i) cash and cash items on hand or in transit to or on deposit in any bank or trust company which has not suspended business and which is located in the United States of America; (ii) stocks, bonds and other securities or obligations which are readily marketable in the United States of America, all taken on the basis of cost or market value whichever note is lower; (iii) good and collectible accounts and receivables (including drafts, acceptances and letters of credit), in good standing and payable in currency of the United States of America and incurred or created less than one hundred twenty (120) days prior to such date of determination; (iv) inventories of merchandise and supplies located in the United States of America, all taken on the basis of cost or market value, whichever is lower, and (v) subject to the limitations and qualifications set forth in clauses (i) through
(iv) of this paragraph, such other assets located in the United States of America which in accordance with generally accepted accounting principles would be included on a balance sheet as current assets; all after write-offs and write-downs and after deducting adequate reserves, in each case where a write-off, write-down or reserve is proper in accordance with generally accepted accounting principles.

               1.14 The term "Current Liabilities", with respect to any entity, includes, as of the date of determination thereof, all Indebtedness maturing on demand or within one year from the date as of which such determination is made, serial maturities, fixed sinking fund payments or other prepayments required to be made with respect to any Indebtedness within one year after such date, and all other items (including taxes accrued as estimated) which in accordance with generally accepted accounting principles would be included on a balance sheet as current liabilities.

               1.15 The term "Disclosure Schedule" means the Disclosure Schedule, dated as of even date herewith, executed by an officer of the Company and delivered to the Bank setting forth certain information with respect to the Company and the Subsidiaries, as same may be amended or modified from time to time.

               1.16 The phrase "Earnings Before Taxes" means for any period the sum of (i) net income (or loss) of the Restaurant Related Business for such period, as determined in accordance with GAAP, plus (ii) all charges against income of such Restaurant Related Business for such period for federal, sate and local taxes actually paid.

               1.17 The term "ERISA" means the Employee Retirement Income Security Act of 1974, as amended from time to time, and the regulations and published interpretations thereof.

               1.18 The term "ERISA Affiliate" means any trade or business (whether or not incorporated) which together with the Company would be treated as a single employer under Section 4001 (b)(1) of ERISA.

               1.19 The term "Events(s) of Default" shall have the meaning provided therefor in Section 8.1.

               1.20 The term "Indebtedness", as applied to a Person (an "obligor") at any time, shall mean the following amounts and liabilities:

                    1.20.1. all amounts which, in accordance with generally accepted accounting principles, are or should be treated as liabilities or other obligations on the liabilities side of a balance sheet of such obligor prepared in accordance with generally accepted accounting principles; provided, however, that amounts accrued by such obligor in respect of operating lease deferred credits shall not be deemed indebtedness; and


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                    1.20.2. also, to the extent not so treated,

                    (i) letters of credit (whether revocable or irrevocable) issued for the account of such obligor, but only to the extent drawn upon and not repaid to the issuer;

                    (ii) liabilities of any other Person guaranteed directly or indirectly, in any manner by such obligor;

                    (iii) liabilities of or to any Person in effect guaranteed, directly or indirectly, by such obligor through any agreement, endorsement or understanding, contingent or otherwise (except liabilities arising from endorsement of negotiable instruments for deposit or collection in the ordinary course of business) of such obligor entered into for the purpose, or which is used for the purpose, in whole or in part, of enabling the debtor to pay, indemnify against or otherwise satisfy a liability or obligation or to assure the obligee of the liability against loss, including without limitation (x) agreements, commitments or understandings to repay amounts drawn down by beneficiaries of letters of credit (whether revocable or irrevocable) whether or not issued, directly or indirectly, for the account of such obligor (y) statements or representations to the effect that such obligor will not permit any other person to default in respect of any liability or will maintain minimum net worth of another person, or (z) agreements, commitments or understandings
(A) to purchase securities or Indebtedness, or (B) to purchase or sell services, products, raw materials or other property of any description, outside of the ordinary course of its business, or (C) to supply funds to or in any other manner make an investment in the debtor;

                    (iv) all liabilities secured (directly or indirectly) by a lien or encumbrance upon any property or asset of such obligor regardless of whether such obligor has assumed or become liable for the payment of such liabilities; and

                    (v) amounts equal to any reserves or commitments which are, or, under generally accepted accounting principles, should be, reflected on the liabilities side of a balance sheet of such obligor in respect of contingent or disputed claims, debts or other similar monetary obligations, either direct or guaranteed, to the extent that the same are not included pursuant to (i), (ii) or (iii) above; provided, however, that items includable as stockholders' equity (or parts thereof), minority interests and reserves for deferred income taxes, each as determined or set aside in accordance with generally accepted accounting principles, shall not be deemed to be "Indebtedness". Obligations in respect of leases shall be included as "Indebtedness" only to the extent that the same are treated as liabilities or obligations by such obligor on its balance sheets prepared in accordance with generally accepted accounting principles, except that operating lease deferred credits shall not be included as "Indebtedness".

               1.21 The term "Letter of Credit" shall have the meaning provided therefor in Section 2.1.5 hereof.

               1.22 "Letter of Credit Availability" means $500,000.

               1.23 The term "Lien" means any charge, lien, mortgage, pledge, security interest or other encumbrance of any nature whatsoever upon, of or in property or other assets of a Person, whether absolute or conditional, voluntary or involuntary, whether created pursuant to agreement, arising by force of statute, by judicial proceedings or otherwise.

               1.24 The term "Loan Documents" shall mean and include this Agreement, the Revolving Note, the Guarantees, the Security Agreements and all other documents executed by the Company or any Subsidiary pursuant hereto or thereto, as same may be amended, modified, renewed or restated from time to time.

               1.25 The term "Maturity Date" shall mean such date as is the second anniversary of the date of this Agreement.


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

               1.26 The term "Multiemployer Plan" means a Plan described in
Section 4001(a)(3) of ERISA which covers employees of the Company or any ERISA Affiliate.

               1.27 The term "PBGC" means the Pension Benefit Guaranty Corporation, or any successor thereto.

               1.28 The term "Outstanding Loan Balance" shall have the meaning defined in Section 2.1.1.

               1.29 The term "Person" shall include an individual, a partnership, a joint venture, a corporation (including, without limitation, the Company or any Subsidiary), a limited liability company, a trust, an estate, an unincorporated organization or association, a governmental agency and any other business or legal entity.

               1.30 The term "Plan" means any employee benefit plan as defined in Section 3(2) of ERISA.

               1.31 The term "Prohibited Transaction" means any transaction set forth in Section 406 of ERISA or Section 4975 of the Internal Revenue Code of 1986, as amended from time to time.

               1.32 The term "Purchase Money Indebtedness" means purchase money Indebtedness incurred by a Subsidiary at the time of the acquisition of Restaurant-Related Business assets, which Indebtedness is secured only by the assets of the business being acquired and not guaranteed by the Company or any Subsidiary of the Company and for which the instrument or instruments relating to the Indebtedness does not provide recourse against the Company or any Subsidiary of the Company other than the Subsidiary issuing the Indebtedness.

               1.33 The term "Reference Rate" means the rate designated by the Bank, and in effect from time to time, as its reference rate, adjusted when such reference rate changes.

               1.34 The term "Reduction Amount" shall have the meanings defined in Section 7.3 and 7.13.

               1.35 The term "Reportable Event" means any of the events set forth in Section 4043 of ERISA.

               1.36 The term "Restaurant-Related Business" means a restaurant, catering, hospitality, food preparation or food service business.

               1.37 The term "Revolving Note" shall have the meaning defined in
Section 2.1.4.

               1.38 The terms "Revolving Loan" and "Revolving Loans" shall have the meanings defined in Section 2.1.1.

               1.39 The term "Security Agreement" and "Security Agreements" mean each security agreement made by the Company or a Subsidiary, as debtor, in favor of the Bank, as secured party, and all of the foregoing.

               1.40 The term "Shareholders' Equity" means the excess of the total assets of the Company and its consolidated Subsidiaries over their total liabilities, in each case as such items would be classified on the consolidated balance sheet of the Company and its consolidated Subsidiaries determined in accordance with generally accepted accounting principles.

               1.41 The term "Subsidiary" and "Subsidiaries" mean, respectively, each of the


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corporations listed on the Disclosure Schedule, and any other corporation or
Person, not less than a majority of the outstanding shares of the class or classes of stock or other equity interest of which, having by the terms thereof ordinary voting power to elect a majority of the directors or manage such corporation or Person, are at any time owned by the Company or by a Subsidiary of the Company, or by the Company and one or more Subsidiaries of the Company.

               1.42 The terms "Subsidiary's Collateral" and "Subsidiaries Collateral", respectively, shall mean all of the assets of a Subsidiary and all of the assets of all of the Subsidiaries, except as is otherwise provided in the Disclosure Schedule, including shares of stock in any other Subsidiary.

               1.43 The term "Term Loan" means the term loan in the current principal amount of $14,908,333.33, made by the Bank to the Borrower pursuant to the Fourth Restated Agreement.

               1.44 The term "Subordinated Indebtedness" shall have the meaning defined in Section 7.3.

               1.45 The term "United States of America", when used in a geographical sense, means all of the States of the United States of America and the District of Columbia and, so long as they continue as possessions or territories of the United States, Puerto Rico and the Virgin Islands.

               1.46 The term "Working Capital", with respect to any corporation, means the excess, if any, of the Current Assets over the Current Liabilities of such corporation.

               2. THE LOAN

               2.1 Amount and Terms of Credit.

                    2.1.1. Commitment of the Bank. Subject to and upon the terms and conditions herein set forth, the Bank shall make available to the Company loans (each a "Revolving Loan" and collectively the "Revolving Loans"). The Revolving Loans made available to the Company pursuant to this facility are to provide working capital for the Company's operations. The aggregate principal amount of the Revolving Loans, at any time outstanding (the "Outstanding Loan Balance"), shall not exceed the Commitment minus the Letter of Credit Availability. Subject to the foregoing, the Company may borrow, repay and reborrow the Revolving Loans to the limit of the Commitment minus the Letter of Credit Availability.

                    2.1.2 Term Loan. Concurrently with the execution and delivery of this Agreement, the Term Loan is being converted into a Revolving Loan, and the note evidencing the Term Loan is being returned to the Borrower.

                    2.1.3. Notice of Borrowing. If and whenever the Company desires to borrow under the Commitment it shall give the Bank prior written notice, specifying the date of the proposed borrowing, and the amount to be borrowed (which shall be not less than $250,000). Subject to all the terms and conditions of this Agreement, the Bank shall make available to the Company in immediately available funds at the Bank's office specified in Section 9.6, not later than 11 a.m. current local time on the date specified in such notice, the amount to be advanced hereunder. Thirty (30) days prior to the Maturity Date, the Company shall no longer have the right to request borrowings under the Commitment. The principal sum of the Revolving Loans outstanding on the Maturity Date, shall be repaid by the Company to the Bank on the Maturity Date.

                    2.1.4 Revolving Note. The Revolving Loans shall be evidenced by a promissory note substantially in the form of Exhibit A annexed, with the blanks completed in conformity herewith (the "Revolving Note") duly executed by the Company and payable to the order of the Bank and (i) be dated as of the date of this Agreement; (ii) be in the principal amount of $17,000,000; (iii) bear interest at a fluctuating rate per annum equal to one half of one (1/2%) percent above the Reference Rate, in effect from time to time, until maturity


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(whether by acceleration or otherwise) and thereafter at a fluctuating rate per annum equal to three (3%) percent above the Reference Rate, in effect from time to time; and (iv) be payable as to interest at such rate in arrears on the first day of each month commencing with the first day of the month following the date of this Agreement and thereafter on the first day of each month until (a) the Maturity Date, or (b) maturity by acceleration, and both before and after judgment, until the principal amount is paid in full. The Revolving Note shall amend, restate and supersede the note evidencing the Term Loan.

                    2.1.5 Letters of Credit. Subject to and upon the terms and conditions contained in this Agreement (including compliance with the conditions precedent to the obligations of the Bank to make the initial Revolving Loan to the Company and the Application (as hereinafter defined) and provided the Company is not then in default of any of its obligations under this Agreement, the Bank agrees on or before ninety (90) days before the Maturity Date to issue, from time to time, one or more letters of credit (each a "Letter of Credit"), and to renew currently outstanding letters of credit at the request and for the account of the Company; provided, however, that after the issuance of such Letter of Credit, the aggregate face amount of all Letters of Credit then outstanding does not exceed the Letter of Credit Availability. The Letters of Credit to be made available by the Bank to the Company shall be for the Company's current operations (including but not limited to security pursuant to real property leases). The maximum contingent liability of the Bank (including therein any payments made by the Bank to the beneficiaries of such Letters of Credit which have not been repaid to the Bank) under all Letters of Credit issued for the account of the Company shall not exceed the Letter of Credit Availability at any time. If and whenever the Company desires to obtain a Letter of Credit from the Bank for its account, it shall apply to the Bank for such Letter of Credit in accordance with the Bank's normal practices as in effect at that time, and shall execute and deliver to the Bank such application and agreement as the Bank normally requires in connection with such transactions (an "Application") and such other documents as may be required thereunder. The Bank shall maintain a record of the Letters of Credit and all transactions thereunder, which records shall be conclusive evidence of the matters set forth therein, absent manifest error. In the event of any inconsistency between any provision of this Agreement and any provision of the Application, this Agreement shall govern and prevail. As consideration to the Bank for the issuance of the Letters of Credit, the Company shall pay a commission to the Bank in an amount equal to 1 and 1/2% per annum of the maximum amount which may be drawn under each Letter of Credit; provided, however, that the commission payable to the Bank on the renewal of any Letter of Credit outstanding on the date of this Agreement shall be at a rate equal to the rate then payable with respect to such Letter of Credit. All commissions shall be paid by the Company upon issuance of the Letter of Credit. The obligation of the Bank to issue or extend any Letter of Credit for the account of the Company hereunder shall exist at any time only if at that time all conditions under Section 5.2 of this Agreement to the Bank's obligation to make a Revolving Loan to the Company would have been satisfied in full if the Company had requested a Revolving Loan in such amount. Each Letter of Credit issued or renewed under this Section 2.1.5 shall have an expiration date no later than one year from the date it is issued or renewed, but not beyond the Maturity Date, and shall be renewable only in the sole discretion of the Bank.

               2.2  Prepayments.

                    2.2.1 Voluntary Prepayments. The Company may prepay the Revolving Loans, or any of them, in part or in full at any time, and from time to time, without premium or penalty, upon prior written notice to the Bank, provided that each such prepayment shall be in the amount of $100,000 or any integral multiple thereof. In the absence of any such designation, the Bank may apply such prepayment at its discretion.

                    2.2.2 Mandatory Repayments. If at any time the Outstanding Loan Balance plus the face amount of all Letters of Credit then outstanding shall exceed the Commitment, the Borrower shall repay the Revolving Loans in such amount as shall be necessary to reduce the amount of the Outstanding Loan Balance plus the Outstanding Letters of Credit to a sum which is not more than the Commitment.

                    2.2.3 Repayments Generally. Any repayments, whether mandatory or voluntary, shall be accompanied by the payment of any accrued interest on the principal amount so prepaid.


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

                    2.2.4 Application of Life Insurance Proceeds. The Bank will apply any proceeds received by the Bank upon the policy or policies of insurance assigned to the Bank upon the life of Michael Weinstein, in its discretion, to the payment or prepayment of the Revolving Loans, or other obligations, as the case may be, of the Company or the Subsidiaries to the Bank.

               2.3 General Provisions Concerning the Revolving Loans. Interest, including additional interest, shall be computed for the actual number of days elapsed on the basis of a 360-day year. All mandatory and voluntary payments of principal and all payments of interest under the Revolving Note shall be made by the Company directly to the Bank in immediately available funds. To effect the payment of any amount due hereunder, the Bank may, but shall not be obligated to, charge any deposit account maintained by the Company with the Bank. If any payment of principal of or interest on the Revolving Note, the commitment fee, agency fee or any other payment required to be made by the Company hereunder or pursuant to any of the Loan Documents, becomes due and payable on a day on which the Bank is closed (as required or permitted by law or otherwise), the due date thereof shall be extended to the next succeeding business day on which the Bank is open and, in the case of principal, interest thereon shall be payable at the applicable rate during such extension. All notations and entries made by the Bank, or the holder of the Revolving Note, on the grid attached thereto shall be presumptive evidence of the correctness of such notations and entries, absent manifest error. The failure of the Bank to make any notation or entry on any such grid shall not, however, limit or otherwise affect the obligations of the Company under this Agreement or under the Revolving Note.

               2.4 Security.

                    2.4.1 Concurrently with the execution and delivery of the Restated Agreement, the Company granted a valid and perfected first priority security interest to the Bank in the Company's Collateral, pursuant to a security agreement, dated as of even date therewith, which security agreement was amended and restated concurrently with the execution and delivery of the Second Restated Agreement and the Fourth Restated Agreement and is concurrently being further amended and restated in the form annexed as Exhibit B (the "Company's Security Agreement").

                    2.4.2 Each of the Subsidiaries identified on the Disclosure Schedule heretofore granted a valid and perfected security interest to the Bank in such of the Subsidiary's Collateral as was owned by it pursuant to a security agreement, which security agreement, except with respect to the security agreements executed by the Subsidiaries identified on Schedule C-2, concurrently with the execution and delivery of this Agreement, is being amended and confirmed, as provided in Exhibit C annexed. Each existing security agreement, as concurrently amended and confirmed, and each security agreement hereinafter executed by a Subsidiary is a "Subsidiary's Security Agreement" and collectively they are "Subsidiary' Security Agreements". Each security interest granted by a Subsidiary's Security Agreement is a first priority security interest, subject only to the security interests heretofore granted by each such Subsidiary, as set forth on Schedule 4.13 and Purchase Money Indebtedness.

                    2.4.3 The Subsidiaries identified as "payees" on Schedule
2.4.3 annexed have pledged and delivered to the Bank each of the notes listed thereon as part of the Subsidiary's Collateral, each with an allonge sufficient to permit negotiation thereof, has been delivered and assigned to the Bank. Any notes hereinafter received by the Company or any Subsidiary by reason of a sale of a Restaurant-Related Business, as provided in Section 7.13, shall be pledged to the Bank as Company Collateral or Subsidiary Collateral, as herein provided, within five (5) business days of its receipt by the Company. Notwithstanding anything otherwise in this Agreement or any Security Agreement to the contrary, the Bank only shall have recourse to the collateral pledged pursuant to this
Section 2.4.3, and exercise its rights as secured party with respect thereto, only upon the occurrence Event of Default pursuant to Section 8.1.1 or 8.1.10 of this Agreement; provided, however, that with respect to Section 8.1.10, the Company is the subject of the proceeding.

               2.5 Guarantees. The Subsidiaries identified on the Disclosure Schedule heretofore guaranteed all of the obligations of the Company to the Bank pursuant to an unlimited guarantee executed by each such active Subsidiary. Concurrently with the execution and delivery of this Agreement, each such Subsidiary


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

identified in Exhibit C-1 is reaffirming its Guaranty, by its execution of a Confirmation of Guarantee, annexed as Exhibit C-1. Each existing Guarantee as concurrently confirmed, or hereinafter executed by a Subsidiary, is individually a "Guaranty" and collectively are the "Guarantees". Exhibit C-2 sets forth each Subsidiary which heretofore executed a Guarantee, is no longer actively engaged in business and has no assets.

          3. USE OF PROCEEDS.

               The Company represents, warrants and covenants that the proceeds of the Loans will be used for working capital, and no other purposes.

          4. REPRESENTATIONS AND WARRANTIES.

               In order to induce the Bank to enter into this Agreement and to make the Loans, the Company represents and warrants to the Bank that:

               4.1 Corporate Existence and Power.

                    4.1.1. The Company and each Subsidiary is a corporation duly incorporated, validly existing and, except for those Subsidiaries listed on Exhibit C-2, is in good standing under the law of its state of incorporation, and is duly qualified as a foreign corporation in each jurisdiction wherein the character of the property owned or the nature of the business being transacted by it makes such qualification necessary; and the Company has the corporate power to execute and deliver this Agreement, the Revolving Note and all other documents to be executed and delivered by the Company in connection herewith, and each Subsidiary which is a party thereto has the corporate power to execute and deliver, as is applicable (i) the Confirmation of Guarantees and Amendment and Confirmation of Security Agreements and (ii) all other documents executed and delivered by such Subsidiary in connection herewith and to incur and perform their respective obligations hereunder and thereunder.

                    4.1.2 Except as is otherwise set forth on the Disclosure Schedule, all of the issued and outstanding shares of capital stock of each of the Subsidiaries are owned of record and beneficially by the Company. The Disclosure Schedule accurately sets forth the class and number of shares issued by each Subsidiary, all of which shares have been duly issued, fully paid and non-assessable. There are no outstanding warrants, options or other rights to acquire any shares in any of the Subsidiaries.

               4.2 Authorization. The Company and each of the Subsidiaries has all requisite legal right, power and authority to execute, deliver and perform the terms and provisions of this Agreement, the Loan Documents executed by it, and all other instruments and documents delivered by it pursuant hereto and thereto. The Company and each of the Subsidiaries has taken or caused to be taken all necessary action to authorize the execution, delivery and performance of this Agreement, the Loan Documents executed by it, the Revolving Note, and any other related agreements, instruments or documents delivered or to be delivered by the Company or the Subsidiaries pursuant hereto and thereto. This Agreement, the Loan Documents and all related agreements, instruments and documents delivered or to be delivered pursuant hereto or thereto constitute and will constitute legal, valid and binding obligations of the Company (and, to the extent executed by them, the Subsidiaries) enforceable in accordance with their respective terms.

               4.3 No Conflicts. Neither the execution and delivery of this Agreement, the Loan Documents or any of the instruments and documents delivered or to be delivered pursuant hereto or thereto, nor the consummation of the transactions herein or therein contemplated, nor compliance with the provisions hereof or thereof, will violate any law or regulation, or any order, writ or decree of any court or governmental instrumentality, or will conflict with, or result in the breach of, or constitute a default in any respect under, any indenture, mortgage, deed of trust, agreement or other instrument to which the Company or any of the Subsidiaries is a party, or by which any of them or any of their respective properties may be bound or affected, or will result in the creation or imposition of any lien, charge or encumbrance upon any of the property of any of them (except as contemplated hereunder or under the Loan Documents) or will violate any provision of the certificate or articles of incorporation

(as amended to date) or by-laws (as currently in effect) of the Company or any of the Subsidiaries.

               4.4 Compliance and Other Agreements.

                    4.4.1 Neither the Company nor any of the Subsidiaries is in default under any indenture, mortgage, deed of trust, agreement or other instrument to which it is a party, or by which it or any of its properties may be bound or affected, except for such defaults which, individually or in the aggregate, will not have a material and adverse effect on the business, operations, property or assets or in the condition, financial or otherwise, of the Company or any of the Subsidiaries.

                    4.4.2 Neither the Company nor any of the Subsidiaries is in default with respect to any order, writ, injunction or decree of any court or of any federal, state, municipal or other governmental department, commission, board, bureau, agency or authority, domestic or foreign, or in violation of any law, statute or regulation, domestic or foreign, to which it is, or any of its properties are subject, except for such defaults or violations which, in the aggregate, will not have a material or adverse effect on the business, operations, property or assets or on the condition, financial or otherwise, of the Company or any of the Subsidiaries.

                    4.4.3 Neither the Company nor any of the Subsidiaries is a party to or bound by, nor are any of their respective properties bound or affected by, any agreement, deed, lease or other instrument, or subject to any charter or other corporate restriction or any judgment, order, writ, injunction, decree or award, or any law, statute, rule or regulation, any of which materially and adversely affects or in the future may (so far as the Company or any Subsidiary should reasonably foresee) materially and adversely affect the business, operations, prospects, properties or assets, or the condition, financial or otherwise, of the Company or any of the Subsidiaries.

               4.5 ERISA. Each of the Company and the Subsidiaries is in compliance in all material respects with all applicable provisions of ERISA. Neither a Reportable Event nor a Prohibited Transaction has occurred and is continuing with respect to any Plan; no notice of intent to terminate a Plan has been filed nor has any Plan been terminated; no circumstances exist which constitute grounds under Section 4042 of ERISA entitling the PBGC to institute proceedings to terminate, or appoint a trustee to administrate, a Plan, nor has the PBGC instituted any such proceedings; neither the Company, any Subsidiary, nor any ERISA Affiliate has completely or partially withdrawn under Sections 4201 or 4204 of ERISA from a Multiemployer Plan; the Company, the Subsidiaries and each of their respective ERISA Affiliates have met their minimum funding requirements under ERISA with respect to all of their Plans and the present fair market value of all Plan assets exceeds the present value of all vested benefits under each Plan, as determined on the most recent valuation date of the Plan and in accordance with the provisions of ERISA and the regulations thereunder for calculating the potential liability of the Company, the Subsidiaries or any of their respective ERISA Affiliates to PBGC or the Plan under Title IV of ERISA; and neither the Company nor any of the Subsidiaries or their respective ERISA Affiliates has incurred any liability to the PBGC under ERISA.

               4.6 Investment Company. Neither the Company nor any of the Subsidiaries is an "investment company" or a company "controlled" by an "investment company" within the meaning of the Investment Company Act of 1940.

               4.7 Approvals and Consents. All authorizations, consents, registrations, exemptions, approvals and licenses (governmental or otherwise) or the taking of any other action (including, without limitation, by the shareholders of the Company or any of the Subsidiaries) which are required as a condition to the validity or enforceability of this Agreement, the Loan Documents, or any of the instruments or documents delivered or to be delivered pursuant hereto or thereto have been effected or obtained and are in full force and effect.

               4.8 Regulation U, etc. Neither the Company nor any of the Subsidiaries is engaged in the business of extending credit for the purpose of purchasing or carrying any margin stock (within the meaning of Regulation U or G of the Board of Governors of the Federal Reserve System). None of the proceeds of the Loans will be used, directly or indirectly, in violation of Regulation U for the purpose of purchasing or carrying any margin stock or for any other purpose which might constitute the loan contemplated hereby a "purpose credit" within the meaning of such Regulation U which would be in violation of Regulation U.

               4.9 Financial Condition.

                    4.9.1. The consolidated balance sheets of the Company and its Subsidiaries as at April 30, 2002 and September 28, 2002 (prepared on a review basis as at April 30, 2002 and audited for September 28, 2002) and the consolidated statements of operations, shareholders' equity and cash flows of the Company and its Subsidiaries for the fiscal periods then ended (prepared on a review basis as at April 30, 2002, and audited for September 28, 2002), copies of which have been furnished to the Bank, are complete and correct and fairly present the consolidated financial condition and results of operations of the Company and its Subsidiaries as at the dates and for the periods indicated. All of such financial statements have been prepared in conformity with generally accepted accounting principles and practices applied on a basis consistently maintained throughout the periods involved.

                    4.9.2. There are no material liabilities, direct or indirect, fixed or contingent, of the Company or the Subsidiaries as of the dates of such financial statements which were not reflected therein or in the notes thereto. Since the date of the most recent financial statements, there has been no material adverse change in the condition, financial or otherwise, or the business, operations, prospects, properties or assets of the Company and its Subsidiaries on a consolidated basis or of the Company individually.

               4.10 Taxes. The Company and each Subsidiary has filed or caused to be filed, all tax returns required to be filed, and has paid all taxes (including interest and penalties) shown to be due and payable on said returns or any assessments made against it, and no tax liens have been filed and no claims are being asserted with respect to such taxes which are not reflected in the financial statements referred to in Section 4.9.1 hereof. The Company has no knowledge of any proposed material tax assessment against or affecting it or any of the Subsidiaries and is not otherwise obligated by any agreement, instrument or otherwise to contribute to the payment of taxes owed by any other Person. All material tax liabilities are adequately provided for or reserved against on the books of the Company and/or the Subsidiaries, as is applicable, in accordance with generally accepted accounting principles.

               4.11 Litigation. Except as set forth on Schedule 4.11 annexed, there are no actions, suits or proceedings pending or, to the knowledge of the Company, threatened against or affecting the Company or any Subsidiary or the property of any of them before any court, arbitrator or governmental department, commission, board, bureau, agency or instrumentality which, (i) if not covered by insurance seeks recovery of more than $200,000 or if covered by insurance seeks recovery of an amount in excess of the applicable insurance limits, (ii) either in any case or in the aggregate, if adversely determined, would have a material adverse effect on the financial condition, business or operations of the Company or any Subsidiary, or (iii) question the validity or enforceability of this Agreement, the Fourth Restated Agreement, the Loan Documents, or any action to be taken in connection with the transactions contemplated hereby or thereby.

               4.12 Chief Executive Office; Collateral Locations. The address of the chief executive office of the Company is set forth in the Company's Security Agreement. The only locations of any of the Company's Collateral, other than such of the Company's Collateral as the Bank shall take possession of to perfect its lien and security interest therein, and the chief executive office of the Company, are those listed in the Company's Security Agreement. The Chief Executive Office, principal place of business, and state of incorporation of each of the Subsidiaries is set forth on the Disclosure Schedule and in such Subsidiaries Security Agreement. The only other locations of any of the Subsidiaries Collateral, other than their Chief Executive Office or principal places of business, are listed in the Subsidiaries Security Agreements.

               4.13 Title to Properties/Priority of Liens.

                    4.13.1. The Company and its Subsidiaries have good and marketable title to, or valid leasehold interests in, all of the properties and assets reflected on the most recent of the financial statements delivered to the Bank pursuant to Section 4.9.1 or acquired by it after the date of such financial statements and prior to the date hereof, except for those properties and assets which have been disposed of since such date in the ordinary course of business. All such properties and assets are owned or leased by the Company or a Subsidiary free and clear of all mortgages, pledges, liens, security interests, encumbrances or charges of any kind, except (i) such as are disclosed on Schedule 4.13 hereto, (ii) such as are in favor of the Bank, and
(iii) such as are permitted under the provisions of Section 7.5 hereof.

                    4.13.2 The liens and security interest granted by the Company to the Bank under the Company's Security Agreement constitute valid and perfected first priority liens and security interest in the Company's Collateral. Except as disclosed on Schedule 4.13 hereto, the liens and security interests granted by each of the Subsidiaries to the Bank under the Subsidiaries Security Agreements constitute valid and perfected first priority liens and security interests in each Subsidiary's Collateral.

               4.14 Insurance. All physical properties and assets of the Company and each of the Subsidiaries are insured in accordance with the requirements of
Section 6.5 hereof.

               4.15 Subsidiaries. Except for shares of stock in the Subsidiaries, neither the Company nor any Subsidiaries owns shares of stock in, or has any option, warrant or other right to purchase or subscribe to shares of stock in or otherwise acquire an equity interest in any Person which upon effecting such purchase would be a Subsidiary.

               4.16 Disclosure. No certificate, statement, report or other document furnished to the Bank by or on behalf of the Company or any of the Subsidiaries in connection herewith or in connection with any transaction contemplated hereby, or this Agreement, or any Loan Document, contains any untrue statement of a material fact or omits to state any material fact necessary in order to make the statements contained therein not misleading.

               4.17 No Event of Default. After giving effect to the transactions contemplated by this Agreement, the Loan Documents and the other instruments or documents delivered in connection herewith and therewith, there does not exist at the date hereof any condition, event or act which constitutes an Event of Default hereunder or which, after notice or lapse of time, or both, would constitute an Event of Default hereunder.

          5. CONDITIONS.

               5.1 Initial Revolving Loan. The obligation of the Bank to make the initial Revolving Loan to the Company hereunder on or after the date hereof is subject to the satisfaction, on or before the date of the making of such Revolving Loan, of each of the following conditions precedent:

                    5.1.1 Revolving Note. The Revolving Note shall have been duly completed, executed and delivered to the Bank.

                    5.1.2 Loan Documents. The Company and each of the Subsidiaries shall have executed and delivered to the Bank the Loan Documents to be executed by each of them, and all other agreements, instruments and documents required or contemplated by this Agreement and the Loan Documents. The liens and security interests created by the Company's Security Agreement shall have been perfected and be first and prior to any other lien with respect to the Company's Collateral, and the liens and security interests created by each of the Subsidiaries Security Agreements shall have been perfected and be first and be prior to any other lien with respect to such of the Subsidiaries Collateral as is owned by the Subsidiaries executing and delivering such Subsidiaries Security Agreement, except as set forth on Schedule 4.13 hereof.

                    5.1.3 Opinion of the Company's Counsel. The Bank shall have received a written opinion of Shack Siegel Katz & Flaherty, P.C., counsel to the Company and each of the Subsidiaries, dated as of even date herewith, and covering such other matters incident to the transactions herein contemplated as the Bank may reasonably request.

                    5.1.4 Supporting Documents - Initial Revolving Loan. The Bank shall have received the following: (a) a certificate of the Secretary or an Assistant Secretary of the Company and of each Subsidiary, dated as of even date herewith, certifying as to (i) the By-laws of the Company and each such Subsidiary as then in effect, or in the case of any Subsidiary a certification by an officer thereof that its by-laws have not been amended or repealed since the date of the last copy thereof provided by such Subsidiary to the Bank; (ii) resolutions of the Board of Directors of the Company and each such Subsidiary authorizing the execution, delivery and performance of this Agreement, the Revolving Note, the amendment to and confirmation of the Company's Security Agreement, the Subsidiaries Security Agreements, on any applicable amendments thereto and confirmation thereof, the Guarantees, or as applicable confirmations thereof, and the other Loan Documents and the borrowing(s) hereunder, to the extent being executed by each such corporation; (iii) the full force and effect of such resolutions on the date hereof; and (iv) the incumbency and signature of each of the officers of the Company and each Subsidiary signing such Loan Documents and all other closing papers hereunder; (b) a certified copy of the Certificate or Articles of Incorporation of the Company and each Subsidiary, as amended through the date hereof, or in the case of any Subsidiary a certification by an officer that its Certificate of Articles of Incorporation have not been amended since the date of the last certified copy thereof provided by the Subsidiary to the Bank; (c) a long-form certificate of subsistence from the Secretary of State of the State of New York in respect of the Company and certificates of subsistence or good standing from the appropriate official in the jurisdiction of incorporation of each Subsidiary; (d) the tax status reports in respect of the Company and each Subsidiary from state tax authorities unless the authorities in such state do not issue tax status reports; and (e) such additional supporting documents as the Bank may reasonably request.

                    5.1.5 Insurance. The Bank shall have received one or more certificates, in form and substance satisfactory to the Bank, evidencing the existence of the insurance required by the provisions of Section 6.5 hereof.

                    5.1.6 Assignment of Life Insurance Policy. The Bank shall have received confirmation satisfactory to it that the assignment of life insurance in the aggregate amount of $3,000,000 on the life of Michael Weinstein, made as condition to the effectiveness of the Second Restated Agreement, remains in full force and effect.

                    5.1.7 Commitment Fee. The Borrower shall have paid to the Bank a commitment fee in the sum of $67,500, and the first annual installment of the agency fee provided for in Section 5.2.5.

               5.2 Subsequent Revolving Loans. In addition to the conditions set forth above with respect to the initial Revolving Loan, each of the following conditions precedent shall be applicable thereto and to any subsequent Revolving Loans hereunder.

                    5.2.1 No Default. After giving effect to each Revolving Loan there shall exist no Event of Default and no condition, event or act which, with notice or lapse of time, or both, would constitute such an Event of Default.

                    5.2.2 Representations. All representations and warranties contained herein, or otherwise made in writing in connection herewith by the Company or any Subsidiary, shall be true and correct, with the same force and effect as if made on and as of the date of such Revolving Loan, and the representations and warranties set forth in Section 4.9.1 shall also be true and correct (and shall be deemed repeated as of the date of such Revolving Loan) in respect of all of the Company's financial statements and all other information furnished to the Bank as at any such date, or with respect to any period, subsequent to September 28, 2002.

                    5.2.3 Officers' Certificate. At the time of the making of the initial Revolving Loan and at the time of the making of such subsequent Revolving Loan, the Company shall deliver to the Bank a certificate signed by the chief executive and the chief financial officers of the Company, dated such date, certifying and confirming that (i) no default exists as set forth in
Section 5.2.2, (ii) the representations and warranties referred to in Section
5.2.3 are true and correct and (iii) all conditions to the Bank's obligation to make the Loan have been fully satisfied.

                    5.2.4 Form U-1. If required by the Bank at any time, the Company shall have furnished to the Bank its duly executed Federal Reserve Form U-1, in form and substance reasonably satisfactory to the Bank.

                    5.2.5 Agency Fee. Concurrently with the execution and delivery of this Agreement, and on each annual anniversary thereof, until the Maturity Date, the Borrower shall pay the Bank an agency fee of $25,000.

                    5.2.6 Proceedings. All corporate and legal proceedings and all instruments and agreements in connection with the transactions contemplated by this Agreement shall be satisfactory in form, scope and substance to the Bank and its counsel, and the Bank and such counsel shall have received all information and copies of all documents, including reports of corporate proceedings, which the Bank or its counsel may reasonably have requested in connection therewith, such documents where appropriate to be certified by proper corporate and governmental authorities.

                    5.2.7 No Adverse Change. There shall have been no material adverse change in the operations, business, property or assets or in the condition (financial or otherwise) of the Company or any of the Subsidiaries.

               Each borrowing hereunder shall constitute a representation and warranty by the Company to the Bank that all of the conditions specified in this
Section 5 have been satisfied as of that time.

          6. AFFIRMATIVE COVENANTS.

          The Company covenants and agrees that from and after the date hereof and so long as any Revolving Loan (including interest or any other obligation incurred hereunder) is outstanding or the Commitment is in effect, unless the Bank shall otherwise consent in a writing delivered to the Company, the Company and each Subsidiary will:

               6.1 Financial Statements. Furnish to the Bank:

                    6.1.1. as soon as practicable, but in any event not later than forty-five (45) days after the end of each of the first three (3) fiscal quarters in each fiscal year of the Company, consolidated and consolidating balance sheets of the Company and its Subsidiaries as at such date and consolidated and consolidating statements of operations, shareholders' equity and cash flows of the Company and its Subsidiaries for the period commencing at the beginning of such fiscal year and ending on the last day of such quarter, together with the comparative financial statements for the corresponding period of the preceding fiscal year, in each case duly certified by an authorized officer of the Company as being complete and correct and as having been prepared in accordance with generally accepted accounting principles consistently applied;

                    6.1.2. as soon as practicable, but in any event not later than ninety (90) days after the end of each fiscal year, consolidated balance sheets of the Company and its Subsidiaries as at such date and consolidated statements of operations, shareholders' equity and cash flows of the Company and its Subsidiaries for such fiscal year, together with the comparative financial statements for the preceding fiscal year, in each case certified by independent certified public accountants of recognized standing acceptable to the Bank;

                    6.1.3. together with the financial statements referred to in Sections 6.1.1 and 6.1.2, a certificate of an authorized officer of the Company
(a) stating that no event has occurred and is continuing which constitutes an Event of Default or which with notice and/or lapse of time would constitute an Event of Default, or if an Event of Default or such event has occurred and is continuing, stating the nature thereof and the action which the Company proposes to take in connection therewith; and (b) setting forth the information (including detailed calculations) required in order to establish whether the Company was in compliance with the covenants set forth in Section 7 hereof during and as of the end of the period covered by the financial statements then being furnished;

                    6.1.4. together with the financial statements referred to in
Section 6.1.2, the related consolidating financial statements of the Company and its Subsidiaries, which need not be certified; and

                    6.1.5. as soon as practicable, but in any event not later than forty-five (45) days prior to the end of each fiscal year, a projection for the next following fiscal year, in form and substance acceptable to the Bank.

                    6.1.6 As soon as practical, but in any event not later than thirty (30) days after the end of each month, a statement signed by an executive officer of the Company separately setting forth the Earnings Before Taxes for each Subsidiary engaged in a Restaurant-Related Business.

                    6.1.7 As soon as practical, but in any event not later than forty-five (45) days after the end of each fiscal quarter of the Company, a certificate signed by an executive officer of the Company, certifying that the Company is in compliance with each of its covenants in this Agreement, or if the Company is not in compliance, specifying its breaches, and the particulars thereof.

               6.2 SEC Filings. So long as the Company is registered with the Securities and Exchange Commission ("SEC") pursuant to Section 12 of the Securities Exchange Act of 1934, as amended, the Company will furnish to the Bank, promptly following the filing thereof with the SEC or any securities exchange, copies of all regular and periodic reports, notices, registration statements, proxy statements and other documents filed by the Company with the SEC or any securities exchange.

               6.3 Notice of Default; Litigation. Furnish to the Bank (i) as soon as practicable and in any event within five (5) days after the occurrence of each Event of Default or each event which, with notice and/or lapse of time, would constitute an Event of Default, the statement of an authorized officer of the Company setting forth details of such Event of Default or event, and the action which the Company proposes to take in connection therewith; and (ii) promptly after the occurrence thereof, notice of the commencement of any action or proceeding of the type described in Section 4.11 hereof and notice of any material development in any such action or proceeding.

               6.4 Payment of Taxes. Pay and discharge all taxes, assessments and governmental charges or levies imposed upon it or its income or profits, or upon any of its properties, or the income, profits or property of any Subsidiary, prior to the date on which penalties attach thereto, except those which are being contested in good faith and by proper proceedings; provided, however, that the Company or Subsidiary, as the case may be, shall have established appropriate and proper reserves which are reflected on its books, to the extent required by generally accepted accounting principles.

               6.5 Maintenance of Insurance. Maintain insurance with responsible and reputable insurers reasonably acceptable to the Bank in such amounts and covering such risks as is usually carried by companies engaged in similar businesses and owning similar properties in the same general locations in which the Company and each Subsidiary operates. All such insurance on the Company's Collateral and the Subsidiaries Collateral (unless prohibited by the terms of any lease to which the Company or such Subsidiary is a party) shall name the Bank as loss payee in an amount not less than the maximum obligation of the Company to the Bank hereunder, and shall contain such other provisions as the Bank may reasonably require to fully protect its interest in the Company's Collateral and the Subsidiaries Collateral, provided, however, that the Company or a Subsidiary may be named as initial loss payee of such insurance in an aggregate amount not exceeding $50,000 for each occurrence; provided, however, the aggregate amount for which the Company and all Subsidiaries shall be named as the initial loss payee(s) shall not exceed $100,000 in any fiscal year of the Company. In the event that the Bank shall receive any such insurance proceeds, it shall remit such proceeds to the Company or the Subsidiary which suffered the insured loss, which proceeds shall be used either (i) to restore or replace the fixtures, furniture, furnishings or equipment as were the subject of the insured loss or
(ii) for working capital purposes. Notwithstanding the foregoing, the Bank shall have the right to apply any such amount received by it to the payment of the Revolving Note, or other obligation of the Company or the Subsidiaries to the Bank should an Event of Default occur, and to retain such amount on deposit if an event, condition or act which with notice or the lapse of time, or both, would constitute an Event of Default, has occurred and is continuing.

               6.6 Access to Premises, Books and Records. At any reasonable time during normal business hours and from time to time, upon reasonable prior notice, permit the Bank or any of its agents or representatives to examine and make copies of and abstracts from its records and books of account, visit its properties and discuss its affairs, finances and accounts with any of its officers, directors or independent accountants.

               6.7 Books of Account. Keep proper records and books of account, in which complete entries will be made in accordance with generally accepted accounting principles consistently applied, reflecting all of its financial transactions.

               6.8 Preservation of Corporate Existence. Preserve and maintain its corporate existence, rights, franchises and privileges, and those of each of the Subsidiaries, in the jurisdiction of its incorporation and qualify and remain qualified as a foreign corporation in each jurisdiction in which such qualification is necessary or desirable in view of its business and operations or the ownership of its properties; provided, however, that the Company shall not be required to maintain the existence, rights, franchises and privileges of any Subsidiary which shall no longer conduct any operations or own any property; and provided, further, that any Subsidiary may be merged with and into the Company or another Subsidiary.

               6.9 Maintenance of Properties. Maintain, preserve and keep all of its properties and assets in reasonably good working order and condition, ordinary wear and tear excepted, and make all necessary and proper renewals, replacements, additions and improvements thereto.

               6.10 ERISA. Maintain compliance in all material respects with the applicable provisions of ERISA. The Company will deliver to the Bank, promptly after the filing or receiving thereof, copies of all reports, including annual reports and notices, which the Company or any Subsidiary files with or receives from the PBGC or the U.S. Department of Labor under ERISA; and as soon as possible and in any event within thirty (30) days after the Company knows or has reason to know that any Reportable Event or Prohibited Transaction has occurred with respect to any Plan or that the PBGC, the Company or any Subsidiary has instituted or will institute proceedings under Title IV of ERISA to terminate any Plan, the Company will deliver to the Bank a certificate of the chief executive officer or chief financial officer of the Company setting forth the details as to such Reportable Event or Prohibited Transaction or Plan termination and the action the Borrower and/or each affected Subsidiary proposes to take with respect thereto.

               6.11 Change in Business. The Company and each Subsidiary will not make any material change in the character of its business (a "Restaurant Related Business") as carried on at the date hereof.

               6.12 Compliance. The Company and each Subsidiary will comply with the requirements of all applicable laws, rules, regulations, orders of any governmental authority, and all agreements to which it is a party, a noncompliance with which laws, rules, regulations, orders and agreements would materially adversely affect the business, operations, prospects or assets, or the condition, financial or otherwise, of the Company.

               6.13 Additional Notification to Bank. The Company shall promptly notify the Bank of (i) each and every default by the Company or any Subsidiary under any obligation for borrowed money which would permit the holder of such obligation to accelerate its maturity, including the names and addresses of the holders of such obligation and the amount thereof, in each case describing the nature thereof and the action the Company, or the applicable Subsidiary, as the case may be, proposes to take with respect thereto, and (ii) any change in the chief executive office of the Company or location of any of the Company's Collateral or any Subsidiaries Collateral from that listed in the Company's Security Agreement or any of the Subsidiaries Security Agreements.

               6.14 Additional Subsidiaries. In the event that the Company or any Subsidiary shall cause a new Subsidiary to be formed, or acquire such shares of any corporation, or such equity interest in any other Person, that it shall become a Subsidiary, the Company shall give the Bank not less than fifteen (15) days notice following the formation or acquisition of a new Subsidiary or of such Subsidiary, which notice shall (i) specify the name and state of incorporation or formation of such new Subsidiary, identify each of the shareholders, or other equity owners therein, and state the number of shares or other equity interest owned by each of them, (ii) state whether it is to be a party to a lease or management agreement and identify the other party thereto,
(iii) give the address of any Restaurant-Related Business or other facility to be operated or managed by such Subsidiary, and (iv) state the amount to be invested by the Company in such Subsidiary or to be paid by it to acquire same. Concurrently with the Company's creating or acquiring a new Subsidiary, such Subsidiary shall execute and deliver a Guaranty to the Bank, and a Subsidiary's Security Agreement pursuant to which such Subsidiary, as debtor, shall grant to the Bank a first priority perfected security interest in its Subsidiary's Collateral subject only to the lien of Purchase Money Indebtedness in respect thereof. All of the shares in any such Subsidiary which have been issued to the Company or to any Subsidiary, together with stock powers executed in blank by the record owner of such shares, or if applicable a collateral assignment of any other form of equity interest in a Subsidiary, sufficient to transfer such shares or other interest upon delivery, shall be delivered by the Company to the Bank promptly after the Company, or such other Subsidiary's receipt thereof, which shares and stock powers or collateral assignment will thereupon become part of the Company's Collateral or the other Subsidiary's Collateral.

               6.15 Notification of Write-offs of Investments and Sales of Assets. Within ten (10) days of (a) the write-off or write-down of the Company's or any Subsidiary's investments in or advances to any Restaurant-Related Businesses in excess of an aggregate of $1,000,000 in any fiscal year, or (b) the sale of any assets of the Company or any Subsidiary in excess of $250,000 other than in the ordinary course of business, the Company shall deliver a written notice to the Bank describing such event in reasonable detail.

               6.16 Description of New Restaurant Arrangements. Upon entering into a letter of intent or similar document setting forth the terms of the arrangements for the development or acquisition of a new Restaurant-Related Business, the Company will deliver to the Bank a copy thereof, will advise the Bank of the material terms (including, without limitation, the amount of the proposed investment, any indebtedness proposed to be incurred, and whether such indebtedness is to be non-recourse or with recourse) and will thereafter keep the Bank informed of any material developments in respect thereof. Within ten
(10) days after execution thereof, the Company will deliver to the Bank a copy of any acquisition agreement or lease relating thereto.

               6.17 Further Assurances. The Company and each Subsidiary will duly execute and deliver, or will cause to be duly executed and delivered, such further instruments and documents, including, without limitation, additional security agreements, Uniform Commercial Code financing statements or amendments or continuations thereof, and will do or use its best efforts to cause to be done such further acts as may be necessary or proper in the Bank's reasonable opinion to effectuate the provisions or purposes of this Agreement or the Loan Documents.

          7. NEGATIVE COVENANTS.

          The Company covenants and agrees that from and after the date hereof and so long as any Loan (including interest or any other obligations incurred hereunder) is outstanding or any Commitment is in effect, unless the Bank shall otherwise consent in writing delivered to the Company, the Company will not, and will not permit or suffer any Subsidiary to:

               7.1 Indebtedness. Create, incur, assume or suffer to exist, any Indebtedness except:

                    7.1.1. Indebtedness listed in the financial statements described in Section 4.9.1, but no renewals, extensions or refinancings thereof;

                    7.1.2. Purchase Money Indebtedness;

                    7.1.3. Indebtedness of any Subsidiary (other than Purchase Money Indebtedness) for assets purchased for use in the Restaurant-Related Business of such Subsidiary, which shall be deemed a capital expenditure and shall be subject to the limitation of Section 7.8;

                    7.1.4. Indebtedness of the Company for assets purchased for use in the Restaurant-Related Business conducted by the Company or any Subsidiary, which, if such Indebtedness provides for non-recourse liability limited to the asset purchased, shall constitute, for the purposes of the second sentence of Section 7.1.9, Purchase Money Indebtedness, or which, if such Indebtedness does not so provide, shall be deemed a capital expenditure and shall be subject to the limitation of Section 7.8, and which Indebtedness may be secured by the asset Purchased;

                    7.1.5. Indebtedness of any Subsidiary to the Company, which Indebtedness is created for working capital purposes and not in connection with the development or acquisition of a Restaurant-Related Business in an amount not exceeding $250,000, and any such Indebtedness of such Subsidiary exceeding such amount, which excess shall be deemed a capital expenditure subject to the limitation set forth in Section 7.8. Indebtedness of the Company to a Subsidiary, or of a Subsidiary to a Subsidiary, is permitted without limitation.

                    7.1.6. Indebtedness to the Company of any newly-organized Subsidiary (or any such Indebtedness guaranteed by the Company) in connection with the development or acquisition of a Restaurant-Related Business, which shall be deemed a capital expenditure subject to the limitation set forth in
Section 7.8.

                    7.1.7. Consolidated Trade Indebtedness;

                    7.1.8. Indebtedness of the Company and the Subsidiaries in respect of endorsements made in connection with the deposit of items for credit or collection in the normal and ordinary course of business; and

                    7.1.9. Consolidated Indebtedness, which in the aggregate does not exceed (i) $20,500,000 through June 29, 2003, (ii) $13,000,000 from
June 30, 2003 through September 29, 2003, and (iii) $12,000,000 thereafter and until the Maturity Date. Consolidated Indebtedness as calculated for the purposes of this Section 7.1.9 shall not include (i) Consolidated Trade Indebtedness, (ii) Purchase Money Indebtedness, and (iii) outstanding Letters of Credit against which there has not been a draw. This Section 7.1.9 is a maintenance test as well as an incurrence test in that calculations will be made on a quarterly basis to determine compliance. Nothing in this Section 7.1.9, or elsewhere in this Agreement, shall permit the Company or any Subsidiary to incur, assume or suffer to exist any Indebtedness except for Indebtedness which is required in the normal course of the business of operating and acquiring Restaurant-Related Businesses.

                    7.1.10 Subordinated Indebtedness up to $5,000,000 at any one time outstanding.

               7.2 Cash Flow. Maintain Consolidated Operating Cash Flow, calculated as at the end of each fiscal quarter on the basis of the twelve (12) full calendar months preceding such calculation, of less than the product of (i)
(a) 1.5 to 1 (except as provided in subparagraph (ii)) and (b) the Consolidated Debt Service for such twelve (12) month period, and (ii) for the fiscal quarter of the Company ending March 31, 2003 (a) 1.25 to 1 and (b) the Consolidated Debt Service for such twelve (12) month period.

               7.3 Consolidated Net Worth. Maintain Consolidated Net Worth which as at the end of each fiscal quarter is (i) not less than $19,000,000 at any time until September 30, 2003 and (ii) not less than $23,000,000 from September 30, 2003 until the Maturity Date. For the purposes of this covenant and the covenant set forth in Section 7.4, liabilities of the Company used in the calculation of Consolidated Net Worth shall not include principal and interest on all indebtedness which has been subordinated to the Indebtedness of the Company to the Bank on the terms set forth in the next sentence and pursuant to documentation reasonably acceptable to the Bank ("Subordinated Indebtedness"); provided, however, that the first $500,000 of Subordinated Indebtedness shall be paid to the Bank in reduction of the outstanding Loan Balance (a "Reduction Amount"). The Company may pay interest on and repay the Subordinated Indebtedness, in whole or in part; provided, however, that after giving effect to such payment (i) the Company shall be in full compliance with each covenant in the Restated Agreement, based upon a determination made immediately after giving effect to such payment, and (ii) no Event of Default shall have occurred and be continuing.

               7.4 Ratio of Consolidated Indebtedness to Shareholders' Equity. Maintain a ratio of total Consolidated Indebtedness to Shareholders' Equity of more than (i) 1.5 to 1 as at the end of each fiscal quarter of the Company through September 30, 2003 and (ii) 1.25 to 1 as at the end of each fiscal quarter of the Company until the Maturity Date.

               7.5 Liens. Directly or indirectly, create, incur, assume or permit or suffer to exist any mortgage, lien, security interest, charge or encumbrance on, or pledge or deposit of or conditional sale, lease or other title retention agreement with respect to, any of its properties or assets, whether now owned or hereafter acquired or created, or be bound by or subject to any agreement or option to do so, provided that the foregoing restrictions shall not apply to:

                    7.5.1. liens for taxes, assessments or governmental charges or levies the payment of which is not yet due or is being contested in good faith by appropriate proceedings;

                    7.5.2. liens incurred by the Company or the Subsidiaries or deposits made by the Company or the Subsidiaries in the ordinary course of business in connection with worker's compensation or unemployment insurance or to secure the performance of tenders, statutory obligations, surety and appeal bonds, performance and return-of-money bonds and other similar obligations (exclusive of obligations for the payment of borrowed money);

                    7.5.3. good faith deposits (in amounts not greater than the amounts normally required under leases of that type) under leases of real property to which the Company or any of the Subsidiaries is a party;

                    7.5.4. zoning restrictions, easements, rights-of-way, restrictions, exceptions, reservations, covenants and other similar title exceptions or encumbrances affecting real property, provided the same are not incurred in connection with the borrowing of money and do not in the aggregate materially detract from the value of said properties or materially interfere with their use in the ordinary course of business;

                    7.5.5. statutory or common law possessory liens for charges incurred by the Company or the Subsidiaries in the ordinary course of business, the payment of which is not yet due or is being contested in good faith by appropriate steps promptly initiated and diligently conducted, if adequate reserves or other appropriate provision, if any, as shall be required by generally accepted accounting principles shall have been made therefor;

                    7.5.6. the mortgages, liens and encumbrances disclosed on
Schedule 4.13 hereto;

                    7.5.7. purchase money liens securing Indebtedness permitted to be incurred under Section 7.1 hereof, including conditional sale or related lease arrangements, created or executed concurrently with or immediately following the time of acquisition of such property;

                    7.5.8. purchase money liens created by any Subsidiary securing Purchase Money Indebtedness or the assumption by any Subsidiary of existing purchase money liens in connection with the acquisition by such Subsidiary of any additional Restaurant-Related Business acquired by any Subsidiary, provided, however, that such liens extend only to the assets of the Restaurant-Related Business acquired;

                    7.5.9. a lien arising from a judgment which does not at the time constitute the basis for a default under the provisions of Section 8.1.8 hereof; and

                    7.5.10. liens created in connection with the issuance of (or to further secure) Bank Debt.

               7.6 Loans, Advances, Investments. Except (i) loans made to fund the purchase of the Company's shares pursuant to its stock option plans, (ii) loans to the Company's employees other than as provided for in (i), which loans shall not exceed $1,000,000 in the aggregate, and (iii) other loans, with the prior written consent of the Bank, which consent shall not be unreasonably withheld or delayed:

                    7.6.1 make any loan, advance or capital contribution or extend any credit to any Person (except to employees or to a Subsidiary in the ordinary course of business, to the extent permitted in this Agreement), or make any commitment to purchase or otherwise acquire any stock, bond, debenture, note or other security or obligation of any Person if such loan, advance, capital contribution, extension of credit or purchase or acquisition (an "Investment") is to or in a Person engaged in other than a Restaurant-Related Business and such Investment, together with all other outstanding Investments and the cost of any mergers, consolidations or acquisitions of corporations engaged in other than Restaurant-Related Businesses pursuant to Section 7.9 hereof, exceeds the sum of $500,000; and

                    7.6.2 make any Investment in any Restaurant-Related Businesses managed (but not owned by) the Company or a Subsidiary if such Investment, together with all other such Investments made in any twelve (12) month period, exceeds the sum of $1,000,000. For the purposes of this subsection 7.6.2, a Restaurant-Related Business which is "owned" by the Company shall include a Restaurant-Related Business in which an Investment is permitted pursuant to Section 7.6.3.

                    7.6.3 without the prior written consent of the Bank, make any Investment in any Restaurant-Related Business, unless the Company, directly or indirectly, shall own not less than 51% of both the equity and voting interests in the Person owning and operating such Restaurant-Related Business.

               7.7 Guarantees. Assume, guarantee, endorse or otherwise be or become directly or contingently responsible or liable for the obligations of any Person (including, but not limited to, an agreement to purchase any obligation, stock, assets, goods or services or to supply or advance any funds, assets, goods, or services other than in the ordinary course of business, or otherwise to assure the creditors of any Person against loss) other than (i) guarantees by endorsement of negotiable instruments for deposit or collection or similar transactions in the ordinary course of business, (ii) guarantees by the Company of the obligations of any Subsidiary, or by any Subsidiary of the obligations of the Company or any other Subsidiary, (iii) guarantees in favor of the Bank, or
(iv) other guarantees by the Company or a Subsidiary not otherwise permitted hereunder, provided that the amount thereof shall be deemed a capital expenditure, subject to the limitation set forth in Section 7.8.

               7.8 Capital Expenditures. Without the prior written consent of the Bank, make, in the aggregate (by the Company and any Subsidiary) in any fiscal year, any expenditures for fixed or capital assets whether by purchase or capitalized lease (including such loans, advances, investments, recourse purchase money indebtedness and guarantees as are deemed capital expenditures under Sections 7.1.3, 7.1.4, 7.1.5 and 7.1.6 of this Agreement), in excess of $2,000,000.

               7.9 Mergers, Consolidations, Acquisitions. Except with the prior written consent of the Bank, which consent shall not be unreasonably withheld or delayed, merge into or consolidate with or into any corporation (and, for purposes of this Section 7.9, the acquisition by the Company or any Subsidiary, by lease, purchase or otherwise, of all or substantially all of the assets of any corporation shall be deemed a merger of such corporation with the Company or such Subsidiary), if such corporation is not engaged in Restaurant-Related Businesses, except that the Company or any Subsidiary may merge into, consolidate with or into or acquire any corporation or corporations engaged in other than Restaurant-Related Businesses without the prior consent of the Bank if the aggregate cost thereof or purchase price therefor, together with the amount of any Investments in other than Restaurant-Related Businesses, does not exceed $500,000.

               7.10 Sales of Assets. Sell, lease, assign, transfer or otherwise dispose of all or substantially all of its assets; except any Subsidiary may sell, lease, assign or otherwise dispose of substantially all of its assets.

               7.11 Dividends, Redemptions. Declare or pay any dividend, purchase, redeem or otherwise acquire for value any of its capital stock now or hereafter outstanding or return any capital or make any distribution of assets to stockholders, except that Subsidiaries may declare and pay dividends, return capital and make distributions of assets to the Company and the Company may declare and pay stock dividends. Notwithstanding the foregoing, the Company may use up to $5,000,000 of the proceeds from life insurance policies which it owns on the life of Michael Weinstein to redeem its shares in the event of his death; provided, however, that the Company is in compliance with all of its covenants in this Agreement, and the insurance policies and proceeds utilized for such purpose have not been pledged or assigned to the Bank.

               7.12 Transactions with Affiliates. Except as is otherwise specifically permitted pursuant to this Agreement, enter into any transaction, including, without limitation, the lease, purchase, sale or exchange of property or the making of any loans or the entering into agreements for any payments with respect to, or the making of any payment of, any fees, charges or other expenses resulting from any allocation of general overhead, management fees or other similar services, with any Affiliate of the Company or any of the Subsidiaries except in the ordinary course of and pursuant to the reasonable requirements of the business of the Company or such Subsidiary and upon fair and reasonable terms no less favorable to the Company or such Subsidiary than would obtain in a comparable arm's-length transaction with a Person other than an Affiliate.

               7.13 Sale of Subsidiary's Shares or Assets. Sell any of the capital stock of any Subsidiary, or all, or substantially all, of the assets of any Subsidiary, unless the Bank shall be paid seventy (70%) percent of the cash proceeds of such sale in reduction of the Revolving Loans. In the event that any such sale is financed by notes of the purchaser, such notes shall be pledged to the Bank as Company Collateral as provided in Section 2.4.3, and the cash proceeds thereof shall be applied pursuant to this Section upon payment of such notes. Upon receipt by the Bank of a payment from the Borrower pursuant to this Section, the Commitment shall be reduced by an amount equal to fifty (50%) percent of such payment (a "Reduction Amount").

          8. DEFAULTS AND REMEDIES.

               8.1 Events of Default. In the case of the occurrence of any of the following events for any reason whatsoever, and whether such occurrence shall be voluntary or involuntary or come about or be effected by operation of law or pursuant to or in compliance with any judgment, decree or order of any court or any order, rule or regulation of any governmental body or otherwise (each herein sometimes called an "Event of Default"):

                    8.1.1. the Company shall fail to make any payment of principal of or interest on the Revolving Note, or any commitment fee, facility fee or deficiency fee within three (3) days after notice of a default in such payment;

                    8.1.2. the Company or any Subsidiary shall default in the performance or observance of any covenant or agreement contained in Section 7 hereof;

                    8.1.3. the Company or any Subsidiary shall default in the performance of any other covenant or agreement contained in this Agreement which shall remain unremedied for a period of ten (10) days after notice of the occurrence thereof;

                    8.1.4. an event of default or default shall occur and be continuing under any other Loan Document;

                    8.1.5. any representation or warranty made by or on behalf of the Company or any Subsidiary in this Agreement, the Revolving Note, in any other Loan Document or in any other certificate, agreement, instrument or statement delivered to the Bank by or on behalf of the Company shall at any time prove to have been incorrect when made in any material respect;

                    8.1.6. the Company or any Subsidiary shall default in the payment of principal of or interest on any Indebtedness for borrowed money or the deferred purchase price of property (including any such Indebtedness in the nature of a lease) or shall default in the performance or observance of the terms of any instrument pursuant to which such Indebtedness was created or is secured, the effect of which default is to cause or permit any holder of any such Indebtedness to cause the same to become due prior to its stated maturity (and whether or not such default is waived by the holder thereof);

                    8.1.7. Michael Weinstein shall not at all times be active in the management of the Company, other than by reason of his death or disability;

                    8.1.8. any judgment against the Company or any Subsidiary or any attachment, levy or execution against any of its properties for an amount in excess of $100,000 shall remain unpaid, or shall not be released, discharged, dismissed, stayed or fully bonded for a period of thirty (30) days or more after its entry, issue or levy, as the case may be;

                    8.1.9. the Company or any Subsidiary shall become insolvent (however evidenced) or be unable, or admit in writing its inability, to pay its debts as they mature; or

                    8.1.10. the Company or any Subsidiary shall make an assignment for the benefit of creditors, or a trustee, receiver or liquidator shall be appointed for the Company or any Subsidiary, or for any of its property, or any proceedings by or against the Company or any Subsidiary under any bankruptcy, reorganization, arrangement of debt, insolvency, readjustment of debt, receivership, liquidation or dissolution law or statute shall be commenced and which, if not consented to by the Company or such Subsidiary, shall continue undischarged for a period of thirty (30) days;

                    8.1.11 If the Company shall suspend or have suspended (voluntarily or involuntarily and for whatever reason) the operation of a material portion of the business conducted by the Company and the Subsidiaries; or

                    8.1.12 If (i) a reportable event (within the meaning of Section 4043(b) of ERISA) (whether or not waived) shall have occurred with respect to a Plan which could, in the opinion of the Bank, have a material adverse effect on the financial condition of the Company or of any Subsidiary,
(ii) the filing by the Company, any Subsidiary or an administrator of any Plan of a notice of intent to terminate such Plan in a "distress termination" under the provisions of Section 4041 of ERISA, (iii) the receipt of notice by the Company, any Subsidiary or an administrator of a Plan that the PBGC has instituted proceedings to terminate (or appoint a trustee to administer) such a Plan, (iv) any other event or condition exists which might, in the opinion of the Bank, constitute grounds under the provisions of Section 4042 of ERISA for the termination of (or the appointment of a trustee to administer) any Plan by the PBGC, (v) a Plan shall fail to maintain the minimum funding standard required by Section 412 of the Internal Revenue Code for any plan year or a waiver of such standard is sought or granted under the provisions of Section 412(d) of the Internal Revenue Code which could, in the opinion of the Bank, have material adverse effect on the financial condition of the Company or of any Subsidiary, (vi) the Company or any Subsidiary has incurred, or is likely to incur, a liability under the provisions of Sections 4062, 4063, 4064 or 4201 of ERISA which could, in the opinion of the

Bank, have a material adverse effect on the financial condition of the Company or any Subsidiary; and in each case in clauses (i) through (vi) of this Section 8.1.12, such event or condition, together with all other such events or conditions, if any, could subject the Company or any Subsidiary to any tax, penalty or other liabilities in the aggregate material in relation to the business, operations, property or financial or other condition of the Company or any Subsidiary.

Then, if any event described in Section 8.1.10 above shall have occurred the then extant Note shall immediately become due and payable, and if any event described in any other subsection of this Section 8.1 shall have occurred, and at any time thereafter, if any such event shall then be continuing, the Bank may take either or both of the following actions by notice to the Company: (i) declare the principal of and accrued interest on the Revolving Note, and any other notes or evidences of Indebtedness of the Company or any Subsidiary then held by the Bank, to be due and payable, both as to principal and interest, without presentment, demand, protest or other notice of any kind, all of which are hereby expressly waived, anything contained herein or in either of the Notes or in such other note or evidence of Indebtedness to the contrary notwithstanding; and (ii) declare the Commitment terminated immediately. Upon termination of the Commitment under this Section 8.1, any accrued fees shall be and become forthwith due and payable to the Bank without further notice.

               8.2 Suits for Enforcement. In case any one or more of such Events of Default shall occur and be continuing, the Bank, or any other holder of the Revolving Note may proceed, to the extent permitted by law, to protect and enforce such holder's rights either by suit in equity or by action at law, or both, whether for the specific performance of any covenant, condition or agreement contained in this Agreement or the Revolving Note or in aid of the exercise of any power granted in this Agreement or the Revolving Note or proceed to enforce the payment of the Revolving Note, or to enforce any other legal or equitable right of the holder of the Revolving Note.

               8.3 Remedies Cumulative. No right or remedy herein or in any other agreement or instrument conferred upon the Bank or the holder of the Revolving Note is intended to be exclusive of any other right or remedy, and each and every such right or remedy shall be cumulative and shall be in addition to every other right and remedy given hereunder or now or hereafter existing at law or in equity or by statute or otherwise. Without limiting the generality of the foregoing, if the Revolving Note or any of the other obligations of the Company to the Bank shall not be paid when due, whether at the stated maturity thereof, by acceleration or otherwise, the Bank shall not be required to resort to any particular security, right or remedy or to proceed in any particular order of priority and the Bank shall have the right at any time and from time to time, in any manner and in any order, to enforce its security interests, liens, rights and remedies, or any of them, as it deems appropriate in the circumstances including, without limitation, all of the rights and remedies of a secured party under the Uniform Commercial Code of the State of New York and under the Uniform Commercial Code of any other jurisdiction in which any of the Company's Collateral or any Subsidiary's Collateral may be situated and apply the proceeds of such collateral to such obligations of the Company and the Subsidiaries as it determines in its sole discretion.

          9. MISCELLANEOUS.

               9.1 No Waiver. No failure on the part of the Bank to exercise, and no delay in exercising, any right hereunder or under any of the Loan Documents shall operate as a waiver thereof; nor shall any single or partial exercise by the Bank of any right hereunder or thereunder preclude any other or further exercise thereof or the exercise of any other right. The rights and remedies of the Bank hereunder and under the Loan Documents and under any other present and future agreements between the Bank and the Company or any Subsidiary are cumulative and not exclusive of any rights or remedies provided by law, or under any of said Loan Documents or agreements, and all such rights and remedies may be exercised successively or concurrently.

               9.2 Costs and Expenses. The Company shall reimburse the Bank for all costs and expenses incurred by it, and shall pay the reasonable fees and disbursements of counsel to the Bank, in connection with the preparation of this Agreement, the Revolving Note and all other Loan Documents. The Company shall also pay the costs and expenses incurred by the Bank, including reasonable attorneys' fees, in connection with the enforcement of the Bank's rights hereunder and under the Revolving Note and the other Loan Documents. The Company shall also pay any and all taxes (other than taxes on or measured by net income of the holder of the Revolving Note) incurred or payable in connection with the execution and delivery of the Revolving Note.

               9.3 Amendments. No amendment, modification or waiver of any provision of this Agreement, the Revolving Note nor consent to any departure by the Company therefrom shall be effective unless the same shall be in writing and signed by the Bank and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.

               9.4 Survival of Representations. All representations and warranties made herein or in any other writing furnished to the Bank shall survive the delivery of the Revolving Note.

               9.5 Construction. This Agreement and the Revolving Note shall be deemed to be contracts made under the laws of the State of New York and shall be construed in accordance with the laws of said State applicable to contracts made and to be performed entirely within such State.

               9.6 Notices. All notices, approvals, consents, requests, demands or other communications (collectively, "Communications") to or upon the respective parties hereto shall be made in writing in one of the following ways and shall be deemed to have been given, received and dated: If by hand, immediately upon delivery; if by facsimile transmission, telex or telegram, immediately upon receipt of answerback or confirmation; if by express mail or any other overnight delivery service, one (1) day after dispatch; and if by certified mail, return receipt requested, four (4) days after mailing. All Communications are to be given to the following addresses (or to such other address as any party may designate by Communication in accordance with this Section):

If to the Bank:     Bank Leumi USA
                    562 Fifth Avenue
                    New York, New York 10036
                    Attn: Ms. Iris Schechter
                          Vice President

with a copy to:     Warshaw Burstein Cohen
                    Schlesinger & Kuh LLP
                    555 Fifth Avenue
                    New York, New York 10017
                    Attn: Allen N. Ross, Esq.

If to the Company
or a Subsidiary:    Ark Restaurants Corp.
                    85 Fifth Avenue
                    New York, New York 10003
                    Attn: Michael Weinstein, President

with a copy to:     Shack Siegel Katz & Flaherty, P.C.
                    530 Fifth Avenue
                    New York, New York 10036
                    Attn: Donald Shack, Esq.

               9.7 Successors and Assigns. This Agreement shall be binding upon the Company and its successors and assigns and the terms hereof shall inure to the benefit of the Bank and its successor and assigns, including a subsequent holder of either of the Notes.

               9.8 Further Assurances. The Company agrees to execute and deliver such further documents and to do such other acts and things as the Bank may reasonably request in order further to effect the purposes of this Agreement and the due performance by the Company of its obligations hereunder.

               9.9 Severability. The provisions of this Agreement are severable, and if any provision shall be held invalid or unenforceable in whole or in part in any jurisdiction, then such invalidity or unenforceability shall not in any manner affect such provision in any other jurisdiction or any other provision of this Agreement in any jurisdiction.

               9.10 JURISDICTION; WAIVER OF JURY TRIAL. THE COMPANY HEREBY IRREVOCABLY CONSENTS TO THE JURISDICTION OF ANY NEW YORK STATE OR FEDERAL COURT

LOCATED IN NEW YORK CITY OVER ANY ACTION OR PROCEEDING ARISING OUT OF ANY DISPUTE BETWEEN THE COMPANY AND THE BANK WITH RESPECT TO THE SUBJECT MATTER HEREOF AND THE COMPANY FURTHER IRREVOCABLY CONSENTS TO THE SERVICE OF PROCESS IN ANY SUCH ACTION OR PROCEEDING BY THE MAILING OF A COPY OF SUCH PROCESS TO THE COMPANY AT THE ADDRESS SET FORTH ABOVE. IN THE EVENT OF LITIGATION BETWEEN THE COMPANY AND THE BANK OVER ANY MATTER CONNECTED WITH THIS AGREEMENT OR RESULTING FROM TRANSACTIONS HEREUNDER, THE RIGHT TO A TRIAL BY JURY IS HEREBY WAIVED BY THE COMPANY AND THE BANK.

               9.11 Bank's Right of Set-Off. Upon the occurrence of an Event of Default or of any condition, event or act which, with notice or lapse of time, or both, would constitute such an Event of Default, the Bank is hereby authorized at any time or from time to time, without notice to the Company, any Subsidiary or any other Person, any such notice being hereby expressly waived, to set off and to appropriate and apply any and all deposits (generally or special) and any other Indebtedness or property at any time held or owing by the Bank to or for the credit or the account of the Company or any Subsidiary, whether or not related to this Agreement or any transaction or occurrence hereunder, against and on account of any and all obligations and liabilities of the Company or any Subsidiary to the Bank, including (without limitation) all claims of any nature or description arising out of or connected with this Agreement and/or the Revolving Note, irrespective of whether or not the Bank shall have made any demand hereunder and although such obligations, liabilities or claims, or any of them, shall be contingent or unmatured. In addition, as security for any and all Indebtedness and other liabilities of the Company or any Subsidiary to the Bank, whether direct or contingent, now existing or hereafter arising, the Bank is hereby granted a lien and security interest in all property of the Company or any Subsidiary held by the Bank, including, without limitation, all property of every description, now or hereafter in the possession or custody of or in transit to the Bank for any purpose, including safekeeping, collection or pledge, for the account of the Company or any Subsidiary, or as to which the Company or any Subsidiary may have any right or power. The rights and/or remedies granted to the Bank under this Section 9.11 shall be in addition to, and not in substitution for, any rights of set-off and banker's lien, to which the Bank may otherwise be entitled.

               9.12 Use of Accounting Terms. Except as otherwise provided herein, accounting terms used herein shall be construed, calculations hereunder shall be made and financial data required hereunder shall be prepared, both as to classification of items and as to amounts, in accordance with generally accepted accounting principles.

               9.13 Counterparts. This Agreement may be executed in any number of counterparts, each of which shall constitute an original, and all of which taken together shall constitute one and the same agreement.

               9.14 Headings. Section headings are for convenience only and shall not affect the interpretation or construction of this Agreement or either of the Notes.

                    [Continued on page 35]

          IN WITNESS WHEREOF, the Company and the Bank have duly executed this Agreement as of the date first above written.

                                            ARK RESTAURANTS CORP.


                                            By: /s/ Robert Towers
                                               --------------------------
                                               Robert Towers,
                                               Executive Vice President


                                            BANK LEUMI USA


                                            By: /s/ Iris Schechter
                                               --------------------------
                                               Iris Schechter,
                                               Vice President


                                            By: /s/ Eric A. Halpern
                                               --------------------------
                                               Eric A. Halpern
                                               First Vice President

                                    EXHIBIT A

                                      NOTE

$17,000,000    As of February12, 2003

               ARK RESTAURANTS CORP., a New York corporation (the "Company"), hereby promises to pay to the order of BANK LEUMI USA (the "Bank"), at the office of the Bank at 562 Fifth Avenue, New York, New York 10036, in lawful money of the United States and in immediately available funds, the principal sum of Seventeen Million ($17,000,000) Dollars or, if less, the aggregate principal amount of all outstanding Revolving Loans as defined in and made by the Bank to the Company pursuant the Loan Agreement (as hereinafter defined).

               Each Loan made by the Bank under the Loan Agreement and each payment thereof made by the Company, shall be endorsed by the Bank on the schedule attached to this Note, provided, however, that the failure by the Bank to endorse the schedule shall not affect the obligation of the Company to repay the Loans.

               The outstanding unpaid principal balance of this Note shall bear interest at the rate per annum provided for in the Loan Agreement. Interest on this Note shall be payable as set forth in the Loan Agreement and shall be calculated on the basis of a year of 360 days, for the actual number of days elapsed.

               This note is the Revolving Note referred to in that certain Fifth Amended and Restated Credit Agreement between the Company and the Bank, dated as of even date herewith, as such agreement may be amended from time to time (the "Loan Agreement"), and is subject to prepayment and its maturity is subject to acceleration upon the terms contained in the Loan Agreement. Capitalized terms used herein, and not defined in this Note, shall be defined as in the Loan Agreement.

               If any payment on this Note becomes due and payable on a day on which the Bank's offices are closed (as required or permitted by applicable law or otherwise), such payment shall be extended to the next succeeding day on which those offices are open, and if the date for any payment of principal is so extended, interest thereon shall be payable for the extended time.

               Presentment for payment, demand, notice of dishonor, protest and notice of protest are hereby waived.

                                            ARK RESTAURANTS CORP.


                                            By:
                                               ----------------------------
                                               Robert Towers, Executive
                                               Vice President and Treasurer
                                               ARK RESTAURANTS CORP.

                         Schedule of Loans and Payments

                                 Aggregate
                                  Unpaid
       Amount of    Amount of    Principal
Date     Loan      Loan Repaid    Balance
----   ---------   -----------   ---------


                                   EXHIBIT C-1

                  CONFIRMATION OF GUARANTEES AND AMENDMENT AND
                       CONFIRMATION OF SECURITY AGREEMENTS

     Each of the undersigned hereby confirms that:

     1. It heretofore executed and delivered an Unlimited Guarantee ("Guarantee") in favor of Bank Leumi USA F/K/A Bank Leumi Trust Company of New York (the "Bank"), wherein and whereby, among other things, it unconditionally guaranteed to the Bank payment when due, whether by acceleration or otherwise of any and all liabilities of Ark Restaurants Corp. (the "Company") to the Bank, together with all interest thereon and all attorneys' fees, costs and expenses, collection incurred by the Bank in enforcing any of such liabilities as therein defined.

     2. To secure its Guarantee, it executed and delivered a Security Agreement as debtor, dated even date therewith, in favor of the Bank, as secured party. Each reference in its Security Agreement to a Credit Agreement is hereby deemed amended to refer to the Fifth Amended and Restated Credit Agreement, dated as of even date herewith, by and between the Company and the Bank (the "Credit Agreement") as same may be amended from time to time. All capitalized terms used herein, and not otherwise defined herein, shall have the meanings defined in the Credit Agreement.

     3. Liabilities, as used in its Guarantee and Security Agreement, means and includes, but is not limited to, the liabilities of the Company to the Bank for
(i) the Revolving Loans, (ii) Letters of Credit, and (iii) the Company's other obligations to the Bank pursuant to the Credit Agreement and the Loan Documents.

     3. The Bank has agreed to make the loans identified above, and otherwise provide credit facilities to the Company in reliance, among other things, upon the execution and delivery of this Confirmation of Guarantees and Amendment and Confirmation of Security Agreements.

     4. Its Guarantee and Security Agreement are in full force and effect, have not been terminated, rescinded, amended or modified (except as the Security Agreement is amended by paragraph 2 hereof), and the undersigned has no defenses or offset with respect to its obligations to the Bank under its Guarantee or Security Agreement.

Dated:  New York, New York
        February 12, 2003

                                            Conis Realty Corp.
                                            d/b/a Metropolitan Cafe


                                            By:
                                               ----------------------------
                                               Robert Towers
                                               Executive Vice President

                                            MEB On First Inc.
                                            d/b/a Canyon Road Grill


                                            By:
                                               ----------------------------
                                               Robert Towers
                                               Executive Vice President


                                            MEB Emporium Corp.
                                            d/b/a Ernie's


                                            By:
                                               ----------------------------
                                               Robert Towers
                                               Executive Vice President


                                            MEB Dining 18 Inc.
                                            d/b/a America


                                            By:
                                               ----------------------------
                                               Robert Towers
                                               Executive Vice President


                                            Ark 47th Street Corp.
                                            d/b/a B. Smith's


                                            By:
                                               ----------------------------
                                               Robert Towers
                                               Executive Vice President


                                            Ark Seventh Avenue South Corp.
                                            d/b/a Woody's


                                            By:
                                               ----------------------------
                                               Robert Towers
                                               Executive Vice President


                                            Ark 474 Corp.
                                            d/b/a Columbus Bakery


                                            By:
                                               ----------------------------
                                               Robert Towers
                                               Executive Vice President


                                            Las Vegas Venus Corp.


                                            By:
                                               ----------------------------
                                               Robert Towers
                                               Executive Vice President


                                            Ark Freemont, Inc.


                                            By:
                                               ----------------------------

                                               Robert Towers
                                               Executive Vice President


                                            Las Vegas Whiskey Bar, Inc.


                                            By:
                                               ----------------------------
                                               Robert Towers
                                               Executive Vice President


                                            Ark Rio Corp.
                                            d/b/a El Rio Grande


                                            By:
                                               ----------------------------
                                               Robert Towers
                                               Executive Vice President


                                            Ark Operating Corp.
                                            d/b/a El Rio Grande


                                            By:
                                               ----------------------------
                                               Robert Towers
                                               Executive Vice President


                                            Ark Union Station, Inc.
                                            d/b/a America


                                            By:
                                               ----------------------------
                                               Robert Towers
                                               Executive Vice President


                                            Ark D.C. Kiosk, Inc.
                                            d/b/a Center Cafe


                                            By:
                                               ----------------------------
                                               Robert Towers
                                               Executive Vice President


                                            Ark Sub-One Corp.
                                            d/b/a Gonzalez y Gonzalez


                                            By:
                                               ----------------------------
                                               Robert Towers
                                               Executive Vice President


                                            Ark Potomac Corporation
                                            d/b/a Sequoia


                                            By:
                                               ----------------------------
                                               Robert Towers
                                               Executive Vice President

                                            Ark of the Seaport, Inc.
                                            d/b/a Sequoia


                                            By:
                                               ----------------------------
                                               Robert Towers
                                               Executive Vice President


                                            Ark Bryant Park Corp.
                                            d/b/a Bryant Park Grill


                                            By:
                                               ----------------------------
                                               Robert Towers
                                               Executive Vice President


                                            Ark Fifth Avenue Corp.
                                            (Corporate Headquarters)


                                            By:
                                               ----------------------------
                                               Robert Towers
                                               Executive Vice President


                                            Lutece, Inc.


                                            By:
                                               ----------------------------
                                               Robert Towers
                                               Executive Vice President


                                            Ark Islamorada Corp.
                                            d/b/a Lorelei Restaurant &
                                            Cabana Bar


                                            By:
                                               ----------------------------
                                               Robert Towers
                                               Executive Vice President


                                            Las Vegas Steak House Corp.
                                            d/b/a Gallagher's Steak House


                                            By:
                                               ----------------------------
                                               Robert Towers, Treasurer


                                            Ark Las Vegas Restaurant Corp.


                                            By:
                                               ----------------------------
                                               Robert Towers, Treasurer


                                            Las Vegas Festival Food Corp.


                                            By:
                                               ----------------------------
                                               Robert Towers, Treasurer

                                            Las Vegas America Corp.
                                            d/b/a America


                                            By:
                                               ----------------------------
                                               Robert Towers, Treasurer


                                            Ark WFC Corp.
                                            d/b/a The Grill Room


                                            By:
                                               ----------------------------
                                               Robert Towers
                                               Executive Vice President

                                            Sam & Emma's Deli, Inc.
                                            d/b/a Stage Deli


                                            By:
                                               ----------------------------
                                               Robert Towers
                                               Executive Vice President


                                            Ark Fulton Street Corp.
                                            d/b/a Red


                                            By:
                                               ----------------------------
                                               Robert Towers
                                               Executive Vice President


                                            Ark Southwest D.C. Corp.


                                            By:
                                               ----------------------------
                                               Robert Towers
                                               Executive Vice President


                                            Las Vegas Downstairs Deli Corp.


                                            By:
                                               ----------------------------
                                               Robert Towers
                                               Executive Vice President


                                            Las Vegas Mexico Corp.


                                            By:
                                               ----------------------------
                                               Robert Towers
                                               Executive Vice President


                                            Las Vegas Asia Corp.


                                            By:
                                               ----------------------------
                                               Robert Towers
                                               Executive Vice President


                                            Las Vegas Lutece Corp.


                                            By:
                                               ----------------------------
                                               Robert Towers
                                               Executive Vice President


                                            Las Vegas Venice Deli Corp.


                                            By:
                                               ----------------------------
                                               Robert Towers
                                               Executive Vice President


                                            Las Vegas Venice Food Corp.


                                            By:
                                               ----------------------------

                                               Robert Towers
                                               Executive Vice President

                                            AFC Restaurant, Inc.


                                            By:
                                               ----------------------------
                                               Robert Towers, Secretary


                                            Ark JMR Corp.


                                            By:
                                               ----------------------------
                                               Robert Towers, Treasurer


                                            Aroc and Ark Corp.


                                            By:
                                               ----------------------------
                                              Robert Towers, Treasurer

                                   EXHIBIT C-2

                               INACTIVE GUARANTORS

1.   Ark Boston Corp.

2.   Ark Southfield Corp.

3.   Tyson's America Corp.

4.   Al's Pizza, Inc.